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                          AGREEMENT AND PLAN OF MERGER


                                 By and Between


                            POLITIC ACQUISITION CORP.

                                       and

                      POLICY MANAGEMENT SYSTEMS CORPORATION





                           Dated as of March 30 , 2000





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
                           TABLE  OF  CONTENTS

                                                                            Page
                                                                            ----
ARTICLE  I     THE  MERGER

SECTION  1.01  The  Merger                                                     1
SECTION  1.02  Effect  of  the  Merger                                         1
SECTION  1.03  Closing                                                         1
SECTION  1.04  Consummation  of  the  Merger                                   2
SECTION  1.05  Articles  of Incorporation; By-Laws; Directors and Officers     2

ARTICLE  II    EFFECT  OF  THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT  CORPORATIONS

SECTION  2.01  Effect  on  Capital  Stock.                                     2
SECTION  2.02  Company  Common  Stock  Elections.                              4
SECTION  2.03  Proration.                                                      5
SECTION  2.04  Exchange  of  Certificates.                                     6

ARTICLE  III   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

SECTION  3.01  Organization  and  Qualification                               10
SECTION  3.02  Subsidiaries                                                   10
SECTION  3.03  Authority  Relative  to  Agreements                            11
SECTION  3.04  Non-Contravention                                              11
SECTION  3.05  Capitalization                                                 11
SECTION  3.06  SEC  Filings                                                   12
SECTION  3.07  Financial  Statements                                          12
SECTION  3.08  Absence  of  Certain  Changes  or  Events                      13
SECTION  3.09  Governmental  Approvals                                        13
SECTION  3.10  Compliance  with  Laws;  No  Default                           14
SECTION  3.11  Information  Supplied                                          14
SECTION  3.12  Litigation                                                     15
SECTION  3.13  Intellectual  Property;  Computer  Software                    15
SECTION  3.14  Trade  Secrets                                                 16
SECTION  3.15  Severance  Arrangements                                        17
SECTION  3.16  Taxes                                                          17
SECTION  3.17  Employee  Benefit  Plans                                       18
SECTION  3.18  Environmental  Matters                                         19
SECTION  3.19  Customer  Relationships                                        19
SECTION  3.20  Certain  Transactions                                          20
SECTION  3.21  Title to Properties;  Absence  of Liens and Encumbrances       20
SECTION  3.22  Insurance     20

SECTION  3.23  State  Takeover  Statutes;  Certain  Charter  Provisions       20
SECTION  3.24  Opinion  of  Financial  Advisor                                21
SECTION  3.25  Brokers                                                        21

ARTICLE  IV    REPRESENTATIONS  AND  WARRANTIES  OF  ACQUISITION

SECTION  4.01  Organization  and  Qualification                               21
SECTION  4.02  Capital  Structure                                             21
SECTION  4.03  Authorization  of  Agreement,  Non-Contravention,  Etc         21
SECTION  4.04  Information  Supplied                                          22
SECTION  4.05  Subsidiaries                                                   22
SECTION  4.06  Interim  Operations  of  Acquisition                           22
SECTION  4.07  Brokers                                                        23
SECTION  4.08  Financing                                                      23

ARTICLE  V     CERTAIN  AGREEMENTS

SECTION  5.01  Conduct  of  the  Company's  Business                          24
SECTION  5.02  Stockholder  Approval                                          26
SECTION  5.03  Access  to  Information                                        27
SECTION  5.04  Further  Assurances                                            27
SECTION  5.05  Inquiries  and  Negotiations                                   27
SECTION  5.06  Notification  of  Certain  Matters,  Etc,                      29
SECTION  5.07  Indemnification.                                               29
SECTION  5.08  Employee  Benefits                                             30
SECTION  5.09  Affiliates  of  the  Company                                   31
SECTION  5.10  Comfort  Letters                                               31

ARTICLE  VI    CONDITIONS  TO  THE  MERGER

SECTION  6.01  Conditions  to  the  Obligations  of  the  Parties.            31
SECTION  6.02  Conditions  to  the  Obligation  of  Acquisition.              33
SECTION  6.03  Conditions  to  the  Obligations  of  the  Company             33

ARTICLE  VII   TERMINATION  AND  ABANDONMENT

SECTION  7.01  Termination  and  Abandonment                                  34
SECTION  7.02  Effect  of  Termination                                        35

ARTICLE  VIII  MISCELLANEOUS

SECTION  8.01  Nonsurvival  of  Representations  and  Warranties              35
SECTION  8.02  Expenses,  Etc.                                                35

SECTION  8.03  Publicity.                                                     36
SECTION  8.04  Execution  in  Counterparts.                                   36
SECTION  8.05  Notices.                                                       36
SECTION  8.06  Waivers.                                                       37
SECTION  8.07  Entire  Agreement.                                             37
SECTION  8.08  Applicable  Law.                                               38
SECTION  8.09  Binding  Effect,  Benefits.                                    38
SECTION  8.10  Assignability.                                                 38
SECTION  8.11  Amendments                                                     38
SECTION  8.12  Interpretation                                                 38

                               INDEX TO SCHEDULES


     Schedule                     Description
    --------                      -----------

     3.05 Company Stock Options; Agreements in Respect of Capital Stock
     3.07                         Certain  Liabilities
     3.08                         Certain  Changes  or  Events
     3.09                         Governmental  Approvals
     3.10                         Defaults
     3.12                         Litigation
     3.13                         Intangible  Rights
     3.15                         Severance  Arrangements
     3.16                         Taxes
     3.17                         Employee  Benefit  Plans
     3.19                         Certain  Customer  Relationships
     3.20                         Certain  Transactions
     3.21                         Title  to  Properties
     3.22                         Insurance  Policies
     5.01                         Certain  Actions
     5.08                         Employee  Benefit  Arrangements

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of March 30, 2000, by and between POLITIC ACQUISITION CORP., a South Carolina corporation ("Acquisi-tion"), and POLICY MANAGEMENT SYSTEMS CORPORATION, a South Carolina corporation (the "Company"). Acquisition and the Company -are hereinafter some-times referred to as the "Con-stituent Corpo-rations" and the Company as the "Surviv-ing Corpora-tion".

          WHEREAS, the respective Boards of Directors of Acquisition and the Company have unanimously deemed it advisable and in the best interests of their respective stockholders that Acquisition merge (the "Merger") with and into the Company pursuant to the terms and conditions of this Agreement and the South Carolina Business Corporation Act (the "SCBCA"), and, in furtherance thereof, such Boards of Directors have each unanimously adapted resolutions approving, adopting and declaring the advisability of this Agreement and the Merger; and

          WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes and each of the parties, after discussion with their respective accounting advisors, believes that the Merger is eligible for such treatment; and

          NOW, THEREFORE, in consideration of the mutual repre-sentations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and condi-tions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

          SECTION  1.01  The  Merger  .  Subject  to the terms and conditions of
                         -----------
this Agreement, at the Effective Time (as herein-after defined), in accor-dance with this Agreement and the SCBCA, Acquisi-tion shall be merged with and into the Company. Following the Merger, the separate existence of Acquisition shall cease and the Company shall continue as the surviving corporation under the current corporate name of the Company.

          SECTION  1.02  Effect  of the Merger .  Upon the effec-tiveness of the
                         ---------------------
Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition in accordance with the SCBCA and the Merger shall otherwise have the effects set forth in Section 33-11-106 of the Code of Laws of South Carolina of 1976, as amended (the "South Carolina Code").

          SECTION  1.03  Closing  .  Unless  this  Agreement  shall  have  been
                         -------
terminated previously, and subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, the consummation of the Merger (the "Closing") will take place as promptly as practicable, but in no event later than 10:00 a.m. on the second business day following the satisfaction or waiver of all the conditions (other than conditions which, by their nature are to be satisfied at closing, but subject to those conditions) to the obligations of the parties to effect the Merger set forth herein (the "Closing Date"), at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, unless another time, date or place is agreed to by the parties hereto.

          SECTION  1.04  Consummation  of  the  Merger  .  Upon the Closing, the
                         -----------------------------
parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of South Carolina properly executed articles of merger in accordance with the SCBCA, which shall be effective upon filing or on such later date as may be agreed by the parties and specified therein (the time of such effectiveness being the "Effec-tive Time").

          SECTION  1.05  Articles  of  Incorporation;  By-Laws;  Directors  and
                         ------------------------------------------------------
Officers . (a) The Articles -of Incorporation of Acquisition in effect at the Effective Time shall be the Articles of Incorpora-tion of the Surviving Corporation (except that such Articles of Incorpora-tion shall be amended to provide that the name of the Surviving Corpora-tion shall be the current corporate name of the Company) until there-af-ter amended in accor-dance with the provi-sions thereof and as provided by the SCBCA. The By-Laws of Acquisition in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Articles of Incorpo-ration of the Surviving Corporation and the SCBCA.

          (b) From and after the Effective Time and until their respective successors are duly elected or appointed and quali-fied, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws, (i) the directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corpo-ration.

                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

          SECTION  2.01  Effect on Capital Stock.   As of the Effective Time, by
                         -----------------------
virtue of the Merger and without any action on the part of any holder of shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Acquisition:

          (a)  Common  Stock  of  Acquisition.  Each  share of common stock, par
               ------------------------------
value $.01 per share, of Acquisition ("Acquisition Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

          (b)  Cancellation  of  Excluded  Shares.  Each share of Company Common
               ----------------------------------
Stock that is owned by Acquisition or any subsidiary or affiliate of Acquisition, or by any Subsidiary (as hereinafter defined) or held in the treasury of the Company (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash, Retained Shares (as hereinafter defined) or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion  or  Retention  of  Company  Common  Stock.  Except as
               -----------------------------------------------------
otherwise provided herein and subject to Sections 2.02 and 2.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares or Dissenting Shares (as hereinafter defined)) shall be converted into the following merger consideration (the "Merger Consideration"):

               (i) for each such share of Company Common Stock with respect to which an election to retain such share has been effectively made and not revoked or lost pursuant to Sections 2.02 and 2.03 (the "Electing Shares"), the right to retain one fully paid and nonassessable share of Common Stock of the Surviving Corporation (a "Retained Share"); and

              (ii) for each such share of Company Common Stock (other than Retained Shares), the right to receive in cash from the Surviving Corporation following the Merger an amount equal to $14.00 (the
         "Cash  Election  Price").

          (d)  Dissenting Shares.  Notwithstanding anything in this Agreement to
               -----------------
the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has properly given written notice of his intent to exercise dissenters' rights with respect to such shares in connection with the Merger and in compliance with Chapter 13 of the SCBCA ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the SCBCA), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right under the SCBCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share held by such holder shall be treated as a share that was not an Electing Share at the Effective Time, and, subject to Section 2.03, such shares shall be exchanged for cash equal to the Cash Election Price. The Company shall give prompt notice to Acquisition of any demands, attempted withdrawals of such demands and any other instruments served pursuant to the SCBCA that are received by the Company for appraisal of shares of Company Common Stock, and Acquisition shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquisition, make any payment with respect to, settle, offer to settle, or approve any withdrawal of any such demands.

          (e)  Cancellation  and  Retirement of Company Common Stock.  As of the
               -----------------------------------------------------
Effective Time, all shares of Company Common Stock (other than Excluded Shares, Retained Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the consideration provided for herein upon surrender of such certificate in accordance with Section 2.04(e).

          SECTION  2.02  Company  Common Stock Elections.   (a) Each person who,
                         -------------------------------
on or prior to the Election Date (as hereinafter defined), is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of its shares, to make an unconditional election (a "Retention Election") on or prior to the Election Date to retain Retained Shares (subject to Section 2.03), on the basis hereinafter set forth.

          (b) Prior to the mailing of the Proxy Statement (as hereinafter defined), Acquisition shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

          (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of Acquisition (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as hereinafter defined), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to make a Retention Election for any or all shares of Company Common Stock held by such holder, subject to the provisions of
Section 2.03 hereof. The Company will use commercially reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of shares of Company Common Stock during the period between such record date and the Election Date. Any such holder's election to retain Retained Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the second business day prior to the date of the Stockholders Meeting (the "Election Date") (unless the Company and Acquisition determine that the Closing is not likely to occur within one business day of the Stockholders Meeting, in which case the Election Date shall be the business day prior to the likely Closing Date; any such determination to be reasonably made), a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent by the third business day after the Election Date).

          (d) A stockholder may revoke a Form of Election by submitting a written notice of revocation to the Exchange Agent provided that such notice is received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Acquisition and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (e) The determination of the Exchange Agent of whether or not Retention Elections have been properly made or revoked pursuant to this Section
2.02 with respect to shares of Company Common Stock and when Retention Elections and revocations were received by it shall be binding on all holders of shares of Company Common Stock. If the Exchange Agent determines that any Retention Election was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares that were not Electing Shares at the Effective Time, and, subject to Section 2.03, such shares shall be exchanged in the Merger for cash pursuant to Section 2.01(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.03, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Acquisition and the Company, make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

          SECTION  2.03  Proration.   (a)  Notwithstanding  anything  in  this
                         ---------
Agreement to the contrary, the aggregate number of shares of Company Common Stock to be retained as Retained Shares at the Effective Time shall be a number of shares equal to not more than 25% (the "Maximum Retention Number") and not less than 7% (the "Minimum Retention Number") of the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time.

          (b) If the number of Electing Shares exceeds the Maximum Retention Number, then each Electing Share shall remain outstanding as a Retained Share or be converted into the right to receive cash in accordance with the terms of
Section  2.01(c)  in  the  following  manner:

               (i) a proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Maximum Retention Number by the total number of Electing Shares;

               (ii) subject to Section 2.04(e), the number of Electing Shares covered by each Retention Election to be retained as Retained Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Retention Election; and

               (iii) all Electing Shares, other than those shares to remain outstanding as Retained Shares in accordance with Section 2.03(b)(ii), shall be converted into cash as if such shares were not Electing Shares in accordance with the terms of Section 2.01(c)(ii).

          (c) If the number of Electing Shares is less than the Minimum Retention Number, then:

               (i) all Electing Shares shall remain outstanding as Retained Shares in accordance with the terms of Section 2.01(c)(i); and

               (ii) additional shares of Company Common Stock other than Electing Shares shall remain outstanding as Retained Shares in accordance with the terms of Section 2.01(c)(i) in the following manner:

     (1) a proration factor (the "Cash Proration Factor") shall be determined by dividing (x) the difference between the Minimum Retention Number and the number of Electing Shares by (y) the total number of outstanding shares of Company Common Stock other than Excluded Shares, Dissenting Shares and Electing Shares; and

     (2) with respect to each outstanding share of Company Common Stock otherthan the Excluded Shares, Dissenting Shares and Electing Shares, such share shall be converted into the right to receive a fraction of one Retained Share equal to the Cash Proration Factor and an amount of cash equal to the product of (x) the cash Election Price and (y) 1.0 less the Cash Proration Factor.

           SECTION  2.04  Exchange  of  Certificates.
                          ---------------------------

          (a)  Exchange Agent.  At or prior to the Effective Time, the Surviving
               --------------
Corporation shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock other than Excluded Shares, for exchange in accordance with this Article II, the cash portion of the Merger Consideration (such cash consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions of the Surviving Corporation, make payments of the Cash Election Price out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The funds deposited by the Surviving Corporation with the Exchange Agent shall be derived first from the funds received by Acquisition from the equity financing described in Section 4.08(a), to the extent of such financing, and then, to the extent necessary, from other resources of the Surviving Corporation. The parties shall take all necessary steps to ensure the tracing of such funds, including the segregation of the funds derived by Acquisition from such financing in a separate account and the transfer of funds from such account to the Exchange Agent for purposes of paying the cash portion of the Merger Consideration.

          (b)  Exchange  Procedures.  As  soon  as  practicable (and in no event
               --------------------
later than three business days) after the Effective Time, each holder of an outstanding certificate or certificates that prior thereto represented shares of Company Common Stock other than Excluded Shares (the "Certificates") shall, upon surrender to the Exchange Agent of such Certificate or Certificates (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Company Common Stock on a book-entry account statement (any references herein to "Certificates" shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock)) and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Surviving Corporation Common Stock, if any, to be retained by the holder thereof as Retained Shares pursuant to this Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement or which is payable in respect of fractional shares. The Exchange Agent shall accept such Certificates upon compliance with the terms and conditions of
Section 2.02 and such other reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Notwithstanding anything to the contrary contained in this
Section 2.04, the Exchange Agent shall not deliver any Merger Consideration to any holder who is, as of the date hereof, an affiliate of the Company until such holder has delivered the agreement contemplated by Section 5.09. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Certificates, and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of the Cash Election Price and, if appropriate, certificates for Retained Shares. If any certificate for such Retained Shares is to be issued in the name of, or if cash is to be remitted to, a person other than the person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the remittance of cash to, or the issuance of certificates for such Retained Shares in the name of, a person other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.04(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional Retained Shares.

          (c)  Distributions  with  Respect to Unexchanged Shares.  No dividends
               --------------------------------------------------
or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Retained Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.04(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole Retained Shares, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as hereinafter defined) as practicable, the amount of any cash payable in lieu of a fractional Retained Share to which such holder is entitled pursuant to Section 2.04(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Retained Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and payment date subsequent to such surrender payable with respect to such whole Retained Shares.

          (d)  No Further Ownership Rights in Company Common Stock Exchanged For
               -----------------------------------------------------------------
Cash. All cash paid upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this
Article II (including any cash paid pursuant to Section 2.04(e)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Certificates.

     (e)  No  Fractional  Shares.
          ----------------------

          (i) No certificates representing fractional Retained Share interests shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation after the Merger.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Retained Share (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest), rounded to the nearest cent, representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the Retained Shares (the "Excess Shares") representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.

          (f)  Termination  of  Exchange Fund.  Any portion of the Exchange Fund
               ------------------------------
that remains undistributed to the holders of the Certificates for 183 days after the Effective Time shall be delivered to the Surviving Corporation and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of the Merger Consideration.

          (g)  No  Liability.  None of Acquisition, the Surviving Corporation or
               -------------
the Exchange Agent shall be liable to any person in respect of any Retained Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ---------------------------
cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Corporation shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

          (i)  Withholding  Rights.  The Surviving Corporation shall be entitled
               -------------------
to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

          (j)  Lost  Certificates.  If  any  Certificate  shall  have been lost,
               ------------------
stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will remit in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable, and unpaid dividends and distributions on Retained Shares payable in respect thereof, pursuant to this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Acquisi-tion that, except as set forth in the Schedules hereto or the Company SEC Filings:

          SECTION  3.01  Organization  and  Qualification  .  The  Company  is a
                         --------------------------------
corpora-tion duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualifica-tion necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on the Company. As used herein, "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on (i) the business, assets, liabilities, condi-tion (financial or other), prospects or operating results of such party and its subsidiar-ies, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement; provided that changes in the general economy or in the public securities markets
--------
shall not, in and of themselves, constitute a Material Adverse Effect. The Company has heretofore made available to Acquisition complete and correct copies of its minute books and its Articles of Incorporation and By-Laws.

          SECTION  3.02  Subsidiaries  .  (a)  Except  for  shares  of, or other
                         ------------
ownership interests in, the Subsidiaries (as hereinafter defined), the Company does not own of record or benefi-cially, directly or indirectly, (i) any shares of outstand-ing capital stock or securities con-vertible into or exchangeable or exercisable for capital stock of any other corporation or (ii) any partici-pating interest in any partnership, joint venture or other similar non-corporate business enterprise. Each Subsidiary is a corporation, partnership or limited liability company duly orga-nized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corpo-ration to do business, and is in good standing, in each jurisdic-tion in which the character of its properties and assets owned or leased or the nature of its activities makes such qualifica-tion necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Compa-ny. Each Subsidiary and its jurisdiction of incorporation or organization is identified in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The Company has heretofore made available to Acquisition complete and correct copies of the minute books and the charter and by-laws (or other organizational documents) of all Subsidiaries.

          (b) All the outstand-ing shares of capital stock of, or other ownership interests in, each Subsid-iary are validly issued, fully paid and nonas-sess-able (and no such shares have been issued in violation of any preemptive or similar rights) and are owned by the Company or by a wholly-owned Subsid-iary of the Company, free and clear of any liens, claims, charg-es, encum-brances or adverse claims ("Liens"), and there are no proxies out-standing or restrictions on voting with respect to any such shares.

          (c) For purposes of this Agree-ment, the term "Subsid-iary" shall mean any corporation or other busi-ness entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company and/or one or more other Subsidiar-ies.

          SECTION  3.03  Authority Relative to Agreements .  The Company has all
                         --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by a two-thirds vote of the stockholders of the Company, to 11 perform its obligations hereunder. The execu-tion, delivery and perfor-mance of this Agreement by the Company and the consum-mation by it of the transactions contem-plated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceed-ings on the part of the Company are necessary to authorize this Agreement and the trans-actions contemplated hereby, other than the approval and adoption of this Agreement by a two-thirds vote of the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and, subject to such stockholder approv-al, consti-tutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION  3.04  Non-Contravention .  The execution and delivery of this
                         -----------------
Agreement by the Company do not and the consum-mation by the Company of the transac-tions contemplat-ed hereby will not (i) con-flict with any provi-sion of the Articles -of Incorpora-tion or By_Laws of the Company; (ii) except as set forth on Schedule 3.04, result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration or termination of any obligation under, any mortgage, inden-ture, lease, agreement or other instru-ment, permit, conces-sion, grant, fran-chise, license, judgment, order, decree, stat-ute, law, ordinance, rule or regula-tion applicable to the Company or any Subsidiary or their respective properties; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any asset of the Company or any Subsidiary; other than (in the case of clauses (ii) and (iii) above) such as would not, individually or in the aggregate, have a Materi-al Adverse Effect on the Compa-ny.

          SECTION  3.05  Capitalization  .  The  authorized capital stock of the
                         --------------
Company  consists  of  (i)  75,000,000  shares  of Company Common Stock and (ii)
5,000,000 shares of Special Stock, $.01 par value ("Special Stock"). As of March 27, 2000, 35,586,100 shares of Company Common Stock were issued and out-stand-ing, all of which were duly and validly issued, are fully paid and nonas-sess-able and were not issued in violation of any preemptive or similar right and no shares of Company Common Stock were held in the Company's treasury. No shares of Special Stock are out-stand-ing. Each of the Company's stock option or restricted stock plans (the "Company Stock Plans") and options to acquire shares of Company Common Stock or shares of restricted stock of the Company outstanding on the date hereof (the "Company Stock Rights"), including, without limitation, information concerning the date of vesting of such options or the lapse of restrictions on such restricted stock, strike prices of such options and the acceleration of such vesting or removal of such restrictions, in either case, by virtue of the Merger or the other transactions contemplated hereby, are set forth on Schedule 3.05. As of March 27, 2000, 8,087,433 shares of Company Common Stock were reserved for issuance under the Company Stock Plans. Except for options to pur-chase an aggregate 7,134,633 shares of Company Common Stock granted pursuant to the Com-pa-ny Stock Plans, and except as set forth on Schedule 3.05, no sub-scription, warrant, option, convert-ible securi-ty, stock apprecia-tion or other right (contin-gent or other) to purchase or acquire, or any securities convertible into or exchangeable or exercisable for, any shares of or other interest in any class of capital stock of the Company or any Subsidiary is authorized or outstand-ing and there is not any commitment of the Company or any Subsid-iary to issue, or register under the Securities Act, any shares, warrants, options or other such rights or to distrib-ute to holders of any class of its capital stock any evidences of indebtedness or assets. Neither the Company nor any Subsid-iary has any obligation (contin-gent or other) to pur-chase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 3.05, the Company is not party to or aware of any agreement relating to the voting or transfer of Company Common Stock.

          SECTION  3.06  SEC  Filings  .  The  Company  has  made  available  to
                         ------------
Acquisition true and complete copies of each form, re-port, schedule, definitive proxy state-ment and regis-tra-tion statement filed by the Company with the Securities and Exchange Commission (the "SEC") subsequent to January 1, 1998 and on or prior to the date hereof (collec-tively, the "Compa-ny SEC Fil-ings"), which are all forms, reports, schedules, statements and other documents (other than preliminary material) that the Company was required to file with the SEC. The Company SEC Filings (including, without limita-tion, any financial state-ments or schedules includ-ed therein) (i) were prepared in compli-ance with the requirements of the Securi-ties Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and
(ii) did not at the time of filing (or if amended, supple-mented or super-seded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary in order to make the statements therein, in the light of the circum-stances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

          SECTION  3.07  Financial  Statements .  The consolidated balance sheet
                         ---------------------
of the Company as of December 31, 1999 (the "Audited Balance Sheet") and the related statements of operations, cash flows and changes in stockholders equity for the year then ended, certified by PricewaterhouseCoopers, LLP (the "1999 Financials"), and the consolidated financial statements of the Company included in the Company SEC Filings have been prepared in accordance with generally accepted account-ing princi-ples consis-tently applied and consis-tent with prior peri-ods, subject, in the case of unaudited interim consoli-dated financial state-ments, to year-end adjust-ments (which consist of normal recur-ring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of the Company included in the 1999 Financials and the Company SEC Filings fairly present the consolidated financial position of the Company -as of their respec-tive dates, and the related consolidated state-ments of operations, cash flows and stock-holders' equity included in the 1999 Financials and the Company SEC Filings fairly present the consolidated results of operations of the Company for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. None of the Company and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a consolidated balance sheet (or reflected in the notes thereto), except for those (i) that are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the 1999 Financials,
(ii) that were incurred subsequent to December 31, 1999 in the ordinary course of business and consistent with past practice, or (iii) that would not have a Material Adverse Effect on the Company.

          SECTION  3.08  Absence  of  Certain  Changes  or  Events  .  Except as
                         -----------------------------------------
disclosed in the Company SEC Filings or as set forth on Schedule 3.08, since December 31, 1999, neither the Company nor any Subsidiar-y has (i) is-sued any stock, bonds or other corpo-rate securi-ties, (ii) bor-rowed any amount or incurred any material liabili-ties (absolute or contin-gent), except in the ordinary course of business, (iii) dis-charged or satisfied any lien or incurred or paid any obligation or liabili-ty (absolute or contin-gent) other than current liabili-ties shown on the consolidated balance sheet of the Company as of December 31, 1999 and current liabil-i-ties in-curred since the date of such balance sheet in the ordinary course of busi-ness, (iv) de-clared or made any payment or distri-bution to stock-holders or pur-chased or redeemed any shares of its capital stock or other securi-ties, (v) mortgaged, pledged or sub-jected to Lien any of its assets, tangible or intangible, other than Liens for current real proper-ty taxes not yet due and pay-able, (vi) sold, assigned or trans-ferred any of its tangible assets, or can-celed any debts or claims, except in the ordinary course of business or as otherwise contemplated hereby,
(vii) sold, as-signed or trans-ferred any patents, trademarks, trade names, copy-rights, trade secrets or other intangible assets, (viii) made any changes in offi-cer or executive compensa-tion, (ix) waived any rights of substan-tial value, whether or not in the ordinary course of business, (x) en-tered into any trans-action, except in the ordi-nary course of busi-ness or as otherwise contem-plated hereby, (xi) agreed, in writing or otherwise, to take any of the actions listed in clauses (i) through (x) above, or (xii) suffered any Material Adverse Effect.

          SECTION 3.09  Governmental Approvals .  No consent, approval, order or
                        ----------------------
authori-zation of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authority ("Governmental Entity") is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transac-tions contemplated hereby, except for (i) compliance by the Company with the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of articles of -merger with the Secre-tary of State of the State of South Carolina in accor-dance with the SCBCA, (iii) the filing with the SEC of (1) a proxy statement in definitive form for distribution to the stockholders of the Company in advance of the Stockholders Meeting in accordance with Regulation 14A promulgated under the Exchange Act (such proxy statement, as amended or supplemented from time to time, being herein referred to as the "Proxy Statement"), (2) a registration statement on Form S_4 pursuant to the Securities Act in connection with the registration of Retained Shares pursuant to the Merger (such registration statement, as amended or supplemented from time to time, being herein referred to as the "Registration Statement") and (3) such reports under and such other compliance with the Exchange Act and Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as are listed on
Schedule 3.09 and (v) such con-sents, approv-als, orders or autho-riza-tions which if not obtained, or registra-tions, declara-tions or filings which if not made, would not materially adverse-ly affect the ability of the Company to consum-mate the transac-tions contem-plated hereby or the ability of the Surviving Corpo-ration or any Subsid-iary to conduct its business after the Effec-tive Time substantially as currently conducted by the Company or such Subsidiary.

          SECTION  3.10  Compliance  with  Laws;  No  Default .  (a) Neither the
                         ------------------------------------
Company nor any Subsidiary is in default under or in violation of any order of any court, governmental authority or arbitra-tion board or tribu-nal to which the Company or such Subsidiary is or was subject or in violation of any laws, ordi-nances, governmental rules or regulations (including, but not limited to, those relating to export controls, labor and employ-ment matters and foreign corrupt practices) to which the Company or any Subsidiary is or was subject, except for such defaults or violations that, in the aggregate, would not -have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary has failed to obtain any licenses, permits, fran-chises or other governmental authoriza-tions neces-sary to the ownership of its properties or to the conduct of its business, which failure would have a Material Adverse Effect on the Company, and, after giving effect to the transac-tions contemplated hereby, all such licens-es, permits, franchises and other govern-mental autho-riza-tions will continue to be valid and in full force and effect.

          (b) Except (i) as set forth on Schedule 3.10, no violation of, default or event of default under, loss of benefit under, or right to terminate or accelerate (a "Violation") exists (and no event has occurred which, with notice or the lapse of time or both, would constitute a Violation) of any term, condition or provision of (A) the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation or commitment, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound except in the case of (A) and (B) for Violations which, in the aggregate, would not have a Material Adverse Effect on the Company.

          SECTION  3.11  Information  Supplied  .  None of the information to be
                         ---------------------
supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement, at the time it is filed with the SEC, at the time it becomes effective under the Securities Act and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and such amendment or supplement thereto, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy

Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding anything to the contrary, no representation is made by the Company with respect to statements made in either the Proxy Statement or the Registration Statement based on information supplied by Acquisition or its representatives for inclusion.

          SECTION  3.12  Litigation  .  Except  as  set  forth on Schedule 3.12,
                         ----------
there is no action, suit, investigation, proceed-ing or claim pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsid-iary, or their respective properties or rights, before any court or governmental body or arbitration board or tribunal, either alone or together with other similar actions, the outcome of which could reasonably be expected to have a Material Adverse Effect on the Company.

          SECTION  3.13  Intellectual  Property;  Computer  Software  .
                         -------------------------------------------

          (a)  Patents,  Trademarks,  Tradenames,  Etc.  Schedule 3.13 lists all
               ----------------------------------------
material trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefor, owned by the Company or the Subsidiaries. All such trademarks, trade names, service marks, service names, brand names, copyrights, patents and registrations thereof and applications therefor are owned by, and may be used by, the Company or the appropriate Subsidiary free and clear of any third party rights, liens, claims, security interests or encumbrances, except for license rights granted to third parties in the ordinary course of business of the Company and the Subsidiaries. Except as disclosed on Schedule 3.13, neither the Company nor any of the Subsidiaries is violating the rights in any trademark, trade name, service mark, service name, copyright, patent, trade secret, know-how or other intangible right (collectively, "Intangible Rights") of any third party, except where such violation would not have a Material Adverse Effect on the Company. Except as disclosed on Schedule 3.13, upon consummation of the Merger, the Company and the Subsidiaries will continue to own or have the right to use all Intangible Rights necessary to conduct their respective businesses (other than any such Rights, the absence of which would not have a Material Adverse Effect on the Company).

          (b)  Owned  Software.  Schedule  3.13 also lists all software owned by
               ---------------
the Company that is currently licensed to third parties by the Company or the Subsidiaries (the "Owned Software"). Except as disclosed on Schedule 3.13, (i) the Company or one of the Subsidiaries has sole title to the Owned Software, free of all claims including claims or rights of employees, independent contractors, agents, consultants or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such Software;
(ii) the Owned Software does not contain any Licensed Software (as hereinafter defined) or any other software (other than third party operating systems), or derivatives of any of the foregoing; and (iii) the Company has the right to use, market, distribute, sublicense, modify and copy the Owned Software, free and clear of any limitations or encumbrances (including any obligations to pay royalties). Schedule 3.13 also lists all the licensees of the Owned Software. Except as disclosed on Schedule 3.13, the Company is not infringing any Intangible Rights of any other person with respect to the Owned Software, and, to the best knowledge of the Company, no other person is infringing any Intangible Rights of Company with respect to the Owned Software.

          (c)  Licensed  Software.  Schedule  3.13  lists  all material software
               ------------------
(other than off-the-shelf or otherwise readily commercially available software) for which the Company or one of the Subsidiaries is a licensee, lessee or otherwise has obtained from a third party the right to use, market, distribute, sublicense or otherwise transfer the right to use such software (the "Licensed Software"). The Company and the Subsidiaries have made use of all copies of the Licensed Software in their possession as permitted by the respective license agreements in all material respects. Except as disclosed on Schedule 3.13, the Company and the Subsidiaries have complied with all material provisions of the license, lease or other similar agreement pursuant to which they have rights to use the Licensed Software, except where non-compliance would not have a Material Adverse Effect on the Company.

          (d)  Software  Used in Business.  The transactions contemplated hereby
               --------------------------
will not cause a breach of, default under or otherwise trigger a right to terminate the license agreement by which the Company or one of the Subsidiaries licenses any Licensed Software or Owned Software or impair the Company's or the relevant Subsidiary's ability to use the Licensed Software or license the Owned Software in the same manner as such Software is currently used or licensed in the business of the Company and the Subsidiaries, except where such breach, default or right would not have a Material Adverse Effect on the Company.

          (e)  Contracts.  The  Company  or  one of the Subsidiaries and, to the
               ---------
best knowledge of the Company, the other parties to any contract under which the Company or such Subsidiary is the licensor, lessor or has otherwise granted the rights to use any Owned Software are in compliance therewith and are not in breach of their obligations with respect thereto, except where non-compliance or breach would not have a Material Adverse Effect on the Company.

          (f)  Viruses.  To  the best knowledge of the Company, (x) there are no
               -------
viruses in the Owned Software and there are no defects in the Owned Software that would prevent such software from performing in all material respects the tasks and functions that it was intended to perform except those that can be cured or otherwise corrected without a Material Adverse Effect on the Company and (y) the Owned Software is free from any problems associated with changes in the calendar date from December 31, 1999 to January 1, 2000 and no material customer of the Company or any Subsidiary has experienced any problems associated with changes in the calendar date from December 31, 1999 to January 1, 2000 that would have a Material Adverse Effect on the Company.

          SECTION 3.14  Trade Secrets .  Since December 31, 1998, no third party
                        -------------
has claimed or noti-fied the Company or any Subsidiary that any person employed by or otherwise affiliated with the Company or any Subsidiary has, in respect of his or her activi-ties to date, violat-ed any of the terms or con-ditions of his or her employment contract with any third party, or dis-closed or uti-lized any trade secrets or proprietary infor-mation or docu-menta-tion of any third party, or interfered in the em-ploy-ment rela-tionship between any third party and any of its employees, and to the knowledge of the Company, no person employed by or otherwise affili-ated with the Company or any Subsidiary has employed any trade secrets or any informa-tion or documentation proprietary to any former employer, or violated any confidential relationship which such person may have had with any third party, in connec-tion with the development or sale of any products of the Company or any Subsid-iary.

          SECTION  3.15  Severance  Arrangements  .  Except  as  set  forth  on
                         -----------------------
Schedule 3.15, neither the Company nor any Subsidiary is party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Com-pany's severance policies as in effect on the date hereof (which are described on Schedule 3.15), or which are condi-tioned upon a change of control, after the termination of employ-ment of such employees regardless of the reason for such termina-tion of employment. Except as set forth on Schedule 3.15, neither the Company nor any Subsidiary is a party to any employ-ment agreement or compensa-tion guarantee extending for a period longer than one year from the date hereof.

          SECTION  3.16  Taxes  .  (a)  Except  as  set forth on Sched-ule 3.16,
                         -----
each of the Company and its Subsidiar-ies has (i) timely filed all material Tax Returns (as hereinafter defined) re-quired to be filed by it in respect of any Taxes (as hereinafter defined), which Tax Returns were true, correct and complete in all material respects, (ii) timely paid or withheld all material Taxes that are due and payable with respect to the Tax Returns referred to in clause (i) (other than Taxes that are being contested in good faith by appropriate proceedings and are adequately reserved for in the Company's most recent consolidated financial statements included in the Company SEC Filings),
(iii) estab-lished reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and the Subsidiaries through the date hereof, and (iv) to the best knowledge of the Company, complied in all material respects with all applicable laws, rules and regula-tions relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper govern-mental authori-ties all material amounts required to be so withheld and paid over.

          (b) Except as set forth on Schedule 3.16, (i) there is no defi-ciency, claim, audit, action, suit, pro-ceeding or investiga-tion now pending or threatened against or with respect to the Company or any Subsidiary in respect of any material Taxes, and (ii) there are no requests for rulings or determina-tions in respect of any Taxes pending between the Company or any Subsidiary and any taxing authority.

          (c) Except as set forth on Schedule 3.16, within the last five years, neither the Company nor any Subsidiary has been a member of an affiliated group filing consolidated, combined or unitary Tax Returns other than a group for which the Company was the common parent and (ii) neither the Company nor any Subsidiary has any material liability for Taxes of any other person under Treasury regulations Section 1.1502-6, as a transferee or successor, by contract or otherwise.

          (d) Except as set forth on Schedule 3.16, neither the Company nor any Subsidiary has executed or entered into (or prior to the Effective Time will execute or enter into) with the Internal Revenue Service or any taxing authority
(i) any agree-ment or other document extend-ing or having the effect of extend-ing the period for assessments or collection of any material Taxes for which the Company or any Subsidiary would be liable, which period has not since expired, or (ii) a closing agree-ment pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of foreign, state or local Tax law that relates to the assets or operations of the Company or any Subsidiary.

          (e) For purposes of this Agreement, "Tax" (and with correlative meaning, "Taxes") shall mean all federal, state, local, foreign or other taxing authority net income, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or addi-tional amounts imposed by any taxing authority.

          (f) For purposes of this Agreement, "Tax Return" means all federal, state, local and foreign tax returns, estimates, information statements and reports relating to Taxes.

          SECTION  3.17  Employee  Benefit  Plans .  (a)  Except as set forth on
                         ------------------------
Schedule 3.17, each of the Compa-ny and the Subsidiaries has complied and currently is in com-pli-ance in all material respects, both as to form and oper-ation, with the appli-cable pro-vi-sions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the -Code with respect to each "employee benefit plan" as defined under Sec-tion 3(3) of ERISA (a "Plan") which the Company or any Subsidiary (i) has ever adopted, main-tained, estab-lished or to which any of the same has been required to contribute to or has ever contrib-uted or (ii) cur-rently maintains or to which any of the same cur-rently contributes or is required to contrib-ute or (iii) current-ly par-ticipates in or is required to partici-pate in.

          (b) Except as set forth on Schedule 3.17, neither the Company nor any Subsidiary has ever main-tained, adopted or es-tablished, contributed or been required to contrib-ute to, or otherwise participated in or been required to partici-pate in, a "multiemployer plan" (as de-fined in Sect-ion 3(37) of ERISA). No amount is due or owing from the Company or any of the Subsidiaries on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on ac-count of any with-drawal there-from.

          (c) Other than routine claims for benefits and liability for premiums due to the Pension Benefit Guaranty Corporation, neither the Company nor any Subsidiary has in-curred any material lia-bility with re-spect to a Plan that is currently due and owing and has not yet been satisfied, includ-ing, with-out limitation, under ERISA (in-cluding, without limi-tation, Title I or Title IV there-of), the Code or other applica-ble law, and no event has occurred, and, to the best knowledge of the Company, there exists no condi-tion or set of cir-cumstances (other than the ac-crual of benefits under the normal terms of the Plans), that could result in the imposition of any material liabil-ity on the Company or any Subsidiary with re-spect to a Plan, includ-ing, with-out limi-tation, under ERISA (in-cluding, without limi-ta-tion, Title I or Title IV of ERISA), the Code or other applica-ble law with respect to a Plan.

          (d) Except as required by applicable law or as set forth on Schedule 3.17, neither the Company nor any Subsidiary has com-mit-ted itself, orally or in writing, (x) to provide or cause to be provided to any person any payments or provision of any "welfare" or "pen-sion" benefits (as defined in Sections 3(1) and 3(2) of ERISA) in addi-tion to, or in lieu of, those pay-ments or bene-fits set forth under any Plan, (y) to continue the payment of, or accelerate the payment of, bene-fits under any Plan, except as expressly set forth there-under, or (z) to provide or cause to be pro-vided any severance or other post-employment benefit, sala-ry continuation, termina-tion, disability, death, retire-ment, health or medical benefit to any person (in-cluding, without limi-tation, any former or current em-ployee), except as set forth under any Plan.

          SECTION  3.18  Environmental  Matters  .  Each  of the Company and the
                         ----------------------
Subsidiaries conducts its business and operations in materi-al compliance with all applicable environmental laws, ordinances and regulations, and neither the Company nor any Subsidiary has received notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, pro-cessing, distribution, use, treatment, storage, disposal, trans-port or handling, or the emission, discharge, release or threat-ened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Envi-ronmental Event") by the Company or any Subsidiary, the outcome of which could reasonably be expected to have a Material Adverse Effect on the Company. To the best knowledge of the Company, no notice of any material Environmental Event was given to any person or entity that occupied any of the premises occupied by or used by the Company or any Subsidiary prior to the date such premises were so occupied. Without limiting the generality of the forego-ing, to the best knowledge of the Company, neither the Company nor any Subsidiary has disposed of or placed on or in any property or facility used in its business any waste materials, hazardous materials or hazardous substances in viola-tion of law, which would have a Material Adverse Effect on the Company.

          SECTION  3.19  Customer  Relationships  .  Except  as  set  forth  on
                         -----------------------
Schedule 3.19, neither the Company nor any Subsidiary has, since January 1, 1999, lost, or been notified that it will lose or suffer diminu-tion in its relationship with any material customer, and, to the best knowledge of the Company, no representa-tive of any customer has notified the Company or any Subsidiary that, in the event of a change of ownership of the Company such as contem-plated by this Agree-ment, the Company or any Subsid-iary would, lose or suffer diminu-tion in its relationship with any material customer.

          SECTION  3.20  Certain  Transactions  .  Except  as  dis-closed in the
                         ---------------------
Company SEC Filings or as set forth on Schedule 3.20, there are no -material transac-tions or arrangements between the Compa-ny or any Subsid-iary and (i) any director or executive officer of the Company or (ii) any other person or entity controlling or under common control with the Company.

          SECTION 3.21  Title to Properties; Absence of Liens and Encumbrances .
                        ------------------------------------------------------
Except as reflected in the Audited Balance Sheet (including any related notes thereto), as set forth on Schedule 3.21 or with respect to assets disposed of since December 31, 1999 in the ordinary course of business and consistent with past practice, each of the Company and the Subsidiaries has good and valid title to all its owned assets and properties, in each case free and clear of all liens, claims, charges, security interests or other encumbrances, other than (x) liens for taxes not yet delinquent or (y) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business or (z) such imperfections and irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on the Company. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not individually or in the aggregate have a Material Adverse Effect on the Company and do not interfere with the use made and proposed to be made of such property and buildings.

          SECTION  3.22  Insurance  .  Schedule  3.22  sets  forth a list of all
                         ---------
material insurance policies of the Company and the Subsidiaries (the "Insurance Policies"). The Insurance Policies are in full force and effect and provide insurance in such amounts and against such risks as are customary for companies of similar size in the same business as the Company and the Subsidiaries. All premiums with respect to the Insurance Policies have been paid, and no notice of cancellation or termination has been received with respect to any such Insurance Policy. With respect to each of the litigation matters set forth on Schedule 3.12, no carrier of any Insurance Policy has asserted any denial of coverage. The Insurance Policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

          SECTION  3.23  State  Takeover  Statutes; Certain Charter Provisions .
                         -----------------------------------------------------
Prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby, and such approval is sufficient to render inapplicable to the Merger the provisions of Title 35 of the South Carolina Code and the provisions of Article 9(j) of the Company's Articles of Incorporation.

          SECTION 3.24  Opinion of Financial Advisor .  The Company has received
                        ----------------------------
the opinion of Credit Suisse First Boston Corporation, dated March 30, 2000, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Acquisition.

          SECTION  3.25  Brokers  .  No  person is entitled to any broker-age or
                         -------
finder's, financial advisor's or other similar fee or commission in connection with the transac-tions contemplated by this Agreement and as a result of any action taken by or on behalf of the Company, other than Credit Suisse First Boston Corporation pursuant to an engagement letter dated March 17, 2000, a copy of which has been furnished to Acquisition.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

          Acquisition  represents  and  warrants  to  the  Company  as fol-lows:

          SECTION  4.01  Organization  and  Qualification  .  Acquisition  is  a
                         --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Acquisition.

          SECTION  4.02  Capital  Structure .  As of the date of this Agreement,
                         ------------------
the authorized capital stock of Acquisition consists of 1,000 shares of Acquisition Common Stock, 1,000 shares of which have been validly issued and are fully paid, nonassessable and owned of record and beneficially by Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"). Immediately prior to the Effective Time, the authorized capital stock of Acquisition will consist of (1) 100,000,000 shares of Acquisition Common Stock and (2) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which between 24,261,429 shares and 30,671,429 shares (depending on the number of Retained Shares) of Acquisition Common Stock will be validly issued, fully paid and nonassessable and owned of record and beneficially by WCAS VIII and/or its affiliates.

          SECTION  4.03  Authorization  of  Agreement,  Non-Contravention, Etc .
                         -----------------------------------------------------
Acquisition has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Acquisition and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Acquisition. This

Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms. The execution and delivery of this Agreement by Acquisition does not, and the consummation by Acquisition of the transactions contemplated hereby will not, (i) conflict with any provision of the Articles of Incorporation or By-Laws of Acquisition; (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any asset of Acquisition, other than (in the case of clauses
(ii) and (iii) above) such as would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) compliance by Acquisition with the HSR Act and (ii) the filing of articles of merger with the Secretary of State of the State of South Carolina in accordance with the SCBCA.

          SECTION  4.04  Information  Supplied  .  None of the information to be
                         ---------------------
supplied by Acquisition for inclusion in the Proxy Statement or the Registration Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or (ii) in the case of the Registration Statement at the time of the filing of the Registration Statement with the SEC at the time it becomes effective under the Securities Act and at the time of any distribution thereof. The representations and warranties contained in this
Section 4.04 do not apply to statements or omissions included in the Proxy Statement and/or the Registration Statement based upon information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION  4.05  Subsidiaries  .  Acquisition  does not own, directly or
                         ------------
indirectly,  any  capital  stock  or  other  ownership  interest  in any person.

          SECTION  4.06  Interim  Operations  of  Acquisition .  Acquisition was
                         ------------------------------------
formed on March 22, 2000 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and (ii) this Agreement and any other agreements or arrangements contemplated hereby or in furtherance of the transactions contemplated hereby, Acquisition has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION  4.07  Brokers  .  No  person  is  entitled  any  brokerage,
                         -------
finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and as a result of any action taken by or on behalf of Acquisition or any of its affiliates, other than Donaldson, Lufkin & Jenrette pursuant to an engagement letter dated March 10, 2000, a copy of which has been furnished to the Company.

          SECTION  4.08  Financing  .  (a) Acquisition has received and executed
                         ---------
commitment letters, each dated as of the date hereof (the "WCAS Commitment Letters"), from (i) WCAS VIII, pursuant to which WCAS VIII has committed, subject to the terms and conditions set forth therein, to provide to Acquisition between $339.7 million and $429.4 million in common equity financing, depending on the number of Retained Shares, and (ii) WCAS Capital Partners III, L.P. ("WCAS CP III"), pursuant to which WCAS CP III has committed, subject to the terms and conditions set forth therein, to purchase from the Company for a purchase price of up to $175 million, (x) up to $175 million in aggregate principal amount of subordinated notes of the Surviving Corporation and (y)
1,785,714 shares of Company Common Stock. In addition, WCAS VIII has received and executed a commitment letter dated March 30, 2000 from DLJ Capital Funding, Inc. ("DLJ") (the "DLJ Commitment Letter," and together with the WCAS Commitment Letters, the "Commitment Letters"), pursuant to which DLJ has committed, subject to the terms and condition set forth therein, to provide to the Company $250 million in senior debt financing to complete the transactions contemplated hereby. True and complete copies of the Commitment Letters have been furnished to the Company. WCAS VIII or Acquisition, as the case may be, has fully paid any and all commitment fees or other fees required by such Commitment Letters to be paid as of the date hereof (and will duly pay any such fees after the date hereof); provided that, if the Merger is consummated, the Surviving Corporation
          --------
will reimburse WCAS VIII for such commitment fees or other fees required by such Commitment Letters. The Commitment Letters are valid and in full force and effect and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder on the part of Acquisition or WCAS VIII, as the case may be, or would adversely affect the probability that the financing to be provided pursuant to such Commitment Letters (the "Financing") will actually be funded.

          (b) The Commitment Letters have been obtained, subject to the terms and conditions thereof, to pay (or provide funds for the Surviving Corporation to pay) the Cash Election Price pursuant to the Merger, to refinance any indebtedness of the Company and its Subsidiaries that may become due as a result of the transactions contemplated by this Agreement, to pay all related fees and expenses, and to provide additional financing for future working capital and general corporate needs of the Company and its Subsidiaries. It is the good faith belief of Acquisition, as of the date hereof, that the Financing will be obtained, and Acquisition will use its commercially reasonable efforts to fulfill or cause to be fulfilled all of the conditions precedent thereto that are contained in the Commitment Letters. If the Financing is not available, Acquisition shall use its commercially reasonable efforts to obtain other financing (on terms no more burdensome in any material respect than those set forth in the Commitment Letters) to consummate the transactions contemplated hereby.


                                    ARTICLE V

                               CERTAIN AGREEMENTS

          SECTION  5.01  Conduct  of  the  Company's  Business  .   The  Company
                         -------------------------------------
covenants and agrees that, prior to the Effective Time, unless Acquisition shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or as set forth in Schedule 5.01 or as otherwise expressly contemplated by this Agreement:

          (a) the business of the Company and the Subsid-iaries shall be conducted only in, and the Company and the Subsid-iaries shall not take any action except in, the ordi-nary course of business and consistent with past practice;

          (b) neither the Company nor any Subsidiary shall, directly or indirect-ly, do any of the following: (i) sell, pledge, dispose of or encumber (or permit any Subsid-iary to sell, pledge, dispose of or encumber) any assets of the Company or any Sub-sidiary, except inventory, immaterial assets or in the ordinary course of business and consistent with past practice; (ii) except as contemplated hereby, amend or propose to amend its Certificate or Articles of Incorpora-tion or By_Laws (or similar organizational documents); (iii) split, com-bine or reclassify any outstand-ing shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or other-wise with respect to such shares (except for any dividends paid in the ordi-nary course to the Company or to any wholly_owned Subsidiary); (iv) redeem, pur-chase, acquire or offer to acquire (or permit any Subsidiary to redeem, pur-chase, acquire or offer to ac-quire) any shares of its capi-tal stock; or (v) enter into any contract, agree-ment, com-mitment or arrange-ment with respect to any of the matters set forth in this paragraph (b);

          (c) neither the Company nor any Subsidiary shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securi-ties convertible or exchangeable for, or any op-tions, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to the Company Stock Plans or other-wise; provided that the Company may issue
     shares of Company                       --------

     Common  Stock upon the  exercise of currently  out-standing  Company  Stock
     Rights that are stock options and may, as previously authorized by the Company's Board of Directors, grant options for up to 727,325 shares of Company Common Stock at an exercise price equal to the market price of the Company Common Stock 48 hours after public announcement of the Company's results of operations for fiscal 1999; (ii) acquire (by merg-er, consoli-da-tion or acquisi-tion of stock or assets) any corpo-ration, partner-ship or other business organization or divi-sion thereof (except an exist-ing wholly_owned Subsid-iary); (iii) incur any in-debted-ness for borrowed money or issue any debt secu-rities in an amount exceeding $100,000 in the aggregate, except for working capital loans in the ordinary course of business; (iv) enter into or modify any material contract, lease, agreement or commit-ment, except in the ordinary course of business and consis-tent with past practice; (v) terminate, modify, as-sign, waive, release or relinquish any con-tract rights or amend any materi-al rights or claims not in the ordinary course of business or
     (vi) settle or compromise any claim, action, suit or pro-ceeding pending or threatened against the Company, or, if the Compa-ny may be liable or obligated to provide indem-nification, against the Company's directors or officers, before any court, govern-men-tal agency or arbitra-tor, except in the ordinary course of business; provid-ed that nothing --------- herein shall require any action that might impair or otherwise affect the obliga-tion of any insurance carrier under any insurance policy maintained by the Compa-ny;

          (d) neither the Company nor any Subsidiary shall grant any increase in the salary or other compen-sation of its employees except (i) pursuant to the terms of employ-ment agreements in effect on the date hereof and previously disclosed to Acquisition and (ii) in the case of employees who are not executive officers of the Company, in the ordinary course of business and consis-tent with past practice, or grant any bonus to any employee other than bonuses that are immaterial in amount to employees who are not executive officers of the Company or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any em-ployee of the Company or any Subsidiary;

          (e) neither the Company nor any Subsidiar-y shall (except for salary increases for employees who are not executive officers of the Company in the ordinary course of business and consistent with past practice) adopt or amend, in any respect, except as contemplated hereby or as may be required by applica-ble law or regulation, any collec-tive bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees (includ-ing, without limitation, any such plan or arrangement relat-ing to severance or termination pay);

          (f) neither the Company nor any Subsidiar-y shall take any action that would make any representation or war-ranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective
     Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

          (g) each of the Company and the Subsidiaries shall use its best efforts, to the extent not prohib-ited by the foregoing provisions of this
     Section 5.01, to maintain its relationships with its suppliers and customers, and if and as requested by Acquisition, (i) the Company shall use its best efforts to make reasonable arrange-ments for represen-tatives of Acquisition to meet with customers and suppliers of the Company or any Subsid-iary and (ii) the Company shall schedule, and the manage-ment of the Company shall participate in, meetings of repre-senta-tives of Acquisition with employees of the Company or any Subsidiary.

          SECTION  5.02  Stockholder  Approval  .  (a)  As  soon  as  reasonably
                         ---------------------
practi-cable, the Company shall take all action necessary in accordance with the SCBCA and its Articles of Incorpo-ration and By_Laws to call, give notice of and convene a meeting (the "Stockholders Meeting") of its stockholders to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable. The Board of Direc-tors of the Company has deter-mined that the Merger is advis-able and in the best interests of the stock-holders of the Company and shall, subject to its fiducia-ry duties as determined in good faith by the Board of Directors after consultation with counsel, recommend that the stock-hold-ers of the Company vote to approve and adopt this Agree-ment and the Merger and any other matters to be submit-ted to stock-holders in connec-tion therewith.

          (b) The Company shall, as promptly as practicable, prepare and file with the SEC the Proxy Statement and the Registration Statement (in which the Proxy Statement will be included). The Company shall use its best efforts to have or cause the Registration Statement declared effective as promptly as practicable, including, without limitation, causing its accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process and will give Acquisition prompt notice of such effectuation. The Company will use its best efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date and shall use its best efforts to hold the Stockholders Meeting as soon as practicable after the date hereof.

          (c) The Company shall notify Acquisition of the receipt of any comments of the staff of the SEC and of any requests by the staff for amendments or supplements to the Proxy State-ment or the Registration Statement, or for additional informa-tion, and shall promptly supply Acquisition with copies of all correspon-dence between the Company (or its representatives) and the staff of the SEC with respect thereto. If, at any time prior to the Stockholders Meeting, any event should occur relating to or affecting the Company or Acquisition, or to their respec-tive officers or directors, which event should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, distributing to the Company's stockholders such amendment or supplement. The Company and Acquisition each agree to correct any information provided by it for use in the Proxy Statement or the Registration Statement which shall have become false or misleading.

          SECTION  5.03  Access  to  Information  .  (a)  The Company shall, and
                         -----------------------
shall cause the Subsidiaries and its and their respec-tive officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, represen-tatives and agents of Acquisition reason-able access during regular business hours to its officers, employ-ees, agents, proper-ties, books, records and workpapers, and shall promptly furnish Acquisition all financial, operating and other infor-mation and data as Acquisition, through its offi-cers, employees or agents, may reasonably re-quest.

          (b) Except as required by law, Acquisition shall hold, and will cause its respective officers, employees, repre-sentatives and agents to hold, any confidential information of the Company or any of its Subsidiaries in accordance with the Confidentiality Agreement between the Company and WCAS VIII.-----

          (c) No investigation pursuant to this Section 5.03 or belief contemplated by Section 5.06(c) shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obliga-tions of the parties hereto to effect the Merger.

          SECTION  5.04  Further  Assurances  .  Subject  to  the  terms  and
                         -------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practi-cable the transactions contemplat-ed by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including, without limitation, any necessary filings under the HSR Act).

          SECTION  5.05  Inquiries and Negotiations .  (a)  From the date hereof
                         --------------------------
until the termination of this Agreement, the Company, the Subsidiaries and their respective officers, directors, employees, representa-tives and other agents will not, directly or indi-rectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with or, subject to the fiduciary duties of the Company's Board of Direc-tors as determined in good faith by the Board of Directors after consultation with counsel, take any of the following actions: partici-pate in any negotiations or discus-sions with, or provide any information or data of any nature whatso-ever to, or otherwise cooperate in any other way with, or assist or partici-pate in, facilitate or encourage any effort or attempt by, any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than Acquisition and its affili-ates, representa-tives and agents (each, a "Third Party") in connection with any Alternative Transaction (as hereinafter defined). The Company shall immediately notify Acquisition if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discus-sions or negotia-tions are sought to be initiated or continued with, the Company in respect of an Alternative Transac-tion, and shall, in any such notice to Acquisition, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Acquisition informed, on a current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the Company shall provide Acquisition with not less then two business days' notice prior to the execution by the Company of any defini-tive agreement with respect to any Alternative

Transaction or any public announcement relating to the approval of any Alternative Transaction. Prior to fur-nishing any non-public information to, or entering into negotia-tions or discussions with, any Third Party, the Company shall obtain an executed confidentiality agreement from such Third Party on terms substan-tially the same as, or no less favorable to the Company in any material respect than, those contained in the Confidentiality Agreement;
provided  such  agreement  need  not  contain  a  "standstill"  provision  or
--------
otherwise restrict the ability of the Third Party to make a proposal to the Company's Board of Directors. The Company shall not release any Third Party from, or waive any provision of, any such confi-denti-ality agree-ment or any other confidentiality -or standstill agreement to which the Company is a party, other than any such provision that would prevent or otherwise restrict the ability of a Third Party to make a proposal to the Company's Board of Directors. As of the date hereof, the Company shall cease, and shall cause the Subsidiaries and the officers, direc-tors, employees, representatives and other agents of the Company and the Subsidiaries, to cease, all discussions, negotiations and communications with all Third Parties and demand the immediate return of all confidential information previously provided to Third Parties. As used in this Agreement, the term "Alternative Transaction" shall mean any (i) merger, consolidation, recapitalization, tender or exchange offer, debt restructuring or similar transaction involving the Company, (ii) the sale of more than 25% of the common stock or other capital stock of the Company or (iii) sale of assets (including stock of subsidiaries) representing more than 25% of the assets of the Company and its subsidiaries, taken as a whole.

          (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Acquisition or its designated beneficiary within two business days following such Payment Event, (i) a fee of $19.0 million in cash, plus (ii) all documented out-of-pocket costs and expenses of Acquisition and WCAS VIII, including, without limitation, financing fees, fees and expenses of counsel, accountants, investment bankers and other advisors, filling fees and printing expenses up to a maximum of $5.0 million. In the event that this Agreement shall be terminated for any other reason and the Company shall have failed to comply with or per-form, or shall have breached, in any material respect, any of its covenants or agree-ments contained herein, the Company shall pay to Acquisition or its designated beneficiary, within two business days following such termination, the fees and expenses referred to in clause (ii) of the preceding sentence; provided that such fees and expenses shall not be so payable
                    --------
if Acquisition shall have failed to comply with or per-form, or shall have breached, in any material respect, any of its cove-nants or agree-ments contained herein.

          (c) For purposes of this Agreement, the term "Payment Event" shall mean (x) the termination of this Agreement by Acquisition pursuant to Section 7.01(d); (y) the Com-pany's entering into a written agreement with respect to an Alternative Transaction, as contem-plated by Section 7.01(c), or the termination of this Agreement by the Company in connection with the commencement of a tender offer by a Third Party, pursuant to Section 7.01(c); (z) within 12 months of the date of termination of this Agreement (other than by reason of Acquisition's failure to comply with or perform, or its breach of, in any material respect any of its agreements or covenants contained herein), the agreement of the Company to enter into, or the consummation of, a transaction that is the subject of an inquiry, proposal or offer that is an Alternative Transaction that was publicly announced or submitted to the Company prior to the termination of this Agreement.

          (d)  The  Company  acknowledges  that the agreements contained in this
Section 5.05 are an integral part of the transactions contemplated by this Agreement, and that, without these agree-ments, Acquisition would not enter into this Agree-ment; according-ly, if the Company fails to promptly pay any amount due pursuant to this Section 5.05, and, in order to obtain such payment, the other party commences a suit that results in a judgment against the Company for the fee or fees and expenses set forth in this Section 5.05, the Company shall also pay to Acquisition its costs and expenses incurred in connec-tion with such litigation.

          (e) This Section 5.05 shall survive any termination of this Agreement, however caused and is intended to benefit Acquisition and WCAS VIII and shall be binding on the successors and assigns of the Company.

          SECTION 5.06  Notification of Certain Matters, Etc, .  (a) The Company
                        -------------------------------------
shall give prompt notice to Acquisition, and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its represen-ta-tions or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company or Acquisition, as the case may be, or any offi-cer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not
            --------   -------
constitute  a  waiver  of  any  defense  that  may  be  validly  asserted.

          (b) Acquisition shall not take any action that would make any representation or warranty of Acquisition hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

          (c) As of the date hereof, Acquisition has not formed any belief that any of the representations or warranties of the Company contained in this Agreement are untrue or incorrect in any material respect or that any of the conditions to the obligation of Acquisition to consummate the Merger will not be satisfied.

          SECTION  5.07  Indemnification.   (a)  The  Articles  of Incorporation
                         ---------------
and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and By-Laws as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, on or prior to the Effective Time, were direc-tors, officers, employees or agents of the Company (collectively, the "Indemnified Parties"), unless such modification is required by law.

          (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance covering those Indemnified Parties who are currently covered by the Company's directors' and offi-cers' liability insurance policy, a copy of which has heretofore been delivered to Acquisition, on terms no less favorable than the terms of such current insur-ance coverage; provided, however, that in no event shall the
                                --------   -------
Surviving Corpora-tion be required to expend in any one year an amount in excess of 200% of the annual premi-ums currently payable by the Company for such insurance, and further provided, however that, if the annual premiums of such
                 -------  --------  -------
insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) This Section 5.07 shall survive the consumma-tion of the Merger, is intended to benefit the Company, the Surviving Corporation and the Indemni-fied Parties, and shall be binding on the successors and assigns of the Surviving Corporation.

          SECTION  5.08  Employee  Benefits  . (a)  From and after the Effective
                         ------------------
Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former executive officer or director of the Company or any of its Subsidiaries of a type required to be filed (or described in a document filed) with the SEC pursuant to the Exchange Act, which agreements are described on
Schedule 5.08 or included in the Company SEC Filings, subject to any modifications thereto agreed to by any such officers or directors with the Surviving Corporation.

          (b) In addition to honoring the agreements referred to in Schedule 5.08, until the first anniversary of the Effective Time, the Surviving Corporation will not materially alter the benefits (including health benefits, severance policies and general employment policies and procedures) that are available to employees of the Company and its Subsidiaries as of the date hereof, except as contemplated by paragraph (d) of this Section 5.08; and provided that nothing in this Section 5.08(b) shall be deemed to prevent the
      --
Surviving Corporation or any of its Subsidiaries from making any change required by applicable law.

          (c) To the extent permitted under applicable law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

          (d) At the Effective Time, the Surviving Corporation shall adopt a stock option plan providing for the grant of options for up to 1,675,000 shares of Common Stock of the Surviving Corporation. Of such options, options for up to 750,000 shares shall be granted at the Effective Time to officers of the Company who enter into satisfactory employment arrangements with the Surviving Corporation. The balance of such options shall be available for future grants in the discretion of the Board of Directors of the Surviving Corporation. As of the Effective Time, the Company shall cease to grant rights or other benefits under all stock option, restricted stock, stock appreciation and other equity employee plans of the Company and, except for any rights with respect to outstanding awards granted thereunder prior to the Effective Time in accordance with the terms of such plans and subject to the provisions of this Agreement, officers and employees of the Company shall not have any rights thereunder.

          (e) This Section 5.08 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and the employees affected thereby, and shall be binding as binding on the successors and assignees of the Surviving Corporation.

          SECTION  5.09  Affiliates  of the Company . The Company has identified
                         --------------------------
to Acquisition each person who is, as of the date hereof, an affiliate of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such affiliate to deliver to Acquisition, on or prior to the Effective Time, a written agreement that the affiliate will not sell, pledge, transfer or otherwise dispose of Retained Shares issued to such affiliate pursuant to the Merger, except in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.


          SECTION  5.10  Comfort  Letters  .  The  Company  shall  use  its
                         ----------------
commercially reasonable efforts to cause to be delivered to Acquisition a letter of its independent certified public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquisition, in form and substance reasonably satisfactory to Acquisition and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          SECTION  6.01  Conditions  to  the  Obligations  of the Parties.   The
                         ------------------------------------------------
respective obligations of the parties to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company or Acquisition to the extent permitted by applicable law:

     (a)  Stockholder Approval.  This Agreement shall have been duly approved by
          --------------------
the holders of two-thirds of the outstanding shares of Company Common Stock, in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company.

     (b)  Registration  Statement;  "Blue  Sky"  Permits.  The  Registration
          ----------------------------------------------
Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been initiated and be continuing or threatened by the SEC. The Company shall have received all state securities laws or "blue sky" permits and other authorizations necessary to issue Retained Shares in exchange for the shares of Company Common Stock in the Merger.

     (c)  Injunction,  etc.  There  shall  be  (i)  in  effect no preliminary or
          ----------------
permanent injunction or other order of any governmental or regulatory agency or court of competent jurisdiction that restrains, enjoins or otherwise prohibits, or imposes material and adverse conditions upon consummation of the transactions contemplated hereby, (ii) in effect any pending or threatened suit, action or proceeding by any governmental or regulatory agency seeking to prohibit or limit the ownership or operations by Acquisition, the Company or any of the
Subsidiaries  of  Company,  or  to  compel  Acquisition,  the  Company  or  the
Subsidiaries of Company, in the aggregate, to dispose of or hold separate, any of the material assets or business segments of the Company, in each case, as a result of the transactions contemplated hereby, or (iii) any pending or threatened action by a government or regulatory agency that could have any of the effects referred to in (i) above; provided, however, that prior to invoking
                                       --------  -------
this condition a party shall use all commercially reasonable efforts to have such injunction or order vacated.

     (d)  Governmental  Filings and Consents.  All governmental filings required
          ----------------------------------
to be made prior to the Effective Time by the Company with, and all governmental consents required to be obtained prior to the Effective Time by the Company or Acquisition from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by the Company or Acquisition and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to result in a Material Adverse Effect on the Surviving Corporation (assuming the Merger had taken place) and the waiting periods under the HSR Act shall have expired or been terminated.

     (e)  Third  Party Consents.  All contractual and other third party consents
          ---------------------
required to be obtained prior to the Effective Time by the Company in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect on the Surviving Corporation (assuming the Merger had taken place).

     (f)  Financing.  Acquisition  shall  have  (i)  received  the  Financing
          ---------
contemplated by the Commitment Letters or the alternative Financing contemplated by Section 4.08(b) or (ii) in lieu of the Financing contemplated by the DLJ Commitment Letter, the Company shall have obtained all consents and/or waivers that are necessary under the Company's existing senior credit facility in order that the consummation of the transactions contemplated hereby will not constitute an "Event of Default" thereunder, and the terms and conditions of such existing credit facility (as so modified) shall be reasonably acceptable to Acquisition.

          SECTION  6.02  Conditions  to  the  Obligation  of  Acquisition.   The
                         ------------------------------------------------
obligation of Acquisition to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Acquisition to the extent permitted by applicable law:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company set forth in this Agreement shall be true and correct in all respects that are material to the Company and the Subsidiaries, as a whole, on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (provided that representations and warranties made as of a particular date shall be true as of such date) and the Company shall have performed in all material respects all of its obligations under this Agreement theretofore to be performed, and Acquisition shall have received a certificate to that effect dated the Closing Date and executed by the chief executive officer or chief financial officer of the Company.

     (b)  Delivery  of  Comfort  Letter.  The  Company's  independent  certified
          -----------------------------
public accountants shall have delivered to the Company, for delivery by it to Acquisition, one or more letters with respect to the financial information contained in the Proxy Statement and the Registration Statement in form and substance reasonably satisfactory to Acquisition and customary in scope and substance for letters delivered by independent certified public accountants in connection with registration statements similar to the Registration Statement.

     (c)  No Material Adverse Effect.  The Company shall not have suffered after
          --------------------------
the date of this Agreement any change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          SECTION  6.03  Conditions  to  the  Obligations  of the Company .  The
                         ------------------------------------------------
obligation of the Company to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Acquisition set forth in this Agreement shall be true and correct in all respects that are material to Acquisition on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (provided that representations and warranties made as of a particular date shall be true as of such date) and Acquisition shall have performed in all material respects all of its obligations under this Agreement theretofore to be performed, and the Company shall have received a certificate to that effect dated the Closing Date and executed by the chief executive officer or chief financial officer of Acquisition.

     (b) Solvency Letter. Acquisition shall have caused the valuation firm which
         ---------------
has delivered a solvency letter to the financial institutions providing the debt financing for the Merger (or, if no such letter has been provided thereto, a valuation firm reasonably acceptable to the Company) to have delivered to the Company a letter addressed to its Board of Directors in form and substance reasonably satisfactory thereto as to the solvency of the Company and its Subsidiaries after giving effect to the Merger, the financing arrangements contemplated by Acquisition with respect to the Merger and the other transactions contemplated hereby.

     (c)  No Material Adverse Effect.  Acquisition shall not have suffered after
          --------------------------
the date of this Agreement any change which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquisition.


                                   ARTICLE VII

                           TERMINATION AND ABANDONMENT

          SECTION  7.01  Termination  and  Abandonment  .  This Agreement may be
                         -----------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

     (a) by mutual action of the Boards of Directors of Acquisition and the Company;

     (b) by either the Company or Acquisition, if (i) the conditions to its obligations under Sections 6.01 and 6.02, as applicable, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before September 30, 2000, or
(ii) the Merger shall not have been effected on or prior to the close of business on September 30, 2000; un-less, in any case, such event has been caused by the breach of this Agreement by the party seeking such termination;

     (c) by the Company if, prior to stockholder approval of this Agreement and the Merger, the Company shall enter into a definitive written agreement with respect to an Alternative Transaction with a Third Party, or a Third Party has commenced a tender offer which, in either case, the Board of Directors of the Company believes in good faith is more favorable to the Company's stockholders than the transac-tions contemplated by this Agreement; provided, that all
                                                              --------
amounts payable under Section 5.05 hereof shall have been paid prior to such termination; or

     (d) by Acquisition, if the Board of Directors of the Company shall have withdrawn, modified or amended in a manner adverse to Acquisition its approval or recommendation of the Merger or approved, recommended or endorsed any proposal for, or authorized the Company to enter into, an Alternative Transaction.

     (e) by either the Company or Acquisition if the approval of the Company's stockholders contemplated by Section 6.01(a) shall not have been obtained at a meeting held for such purpose, including any adjournment or postponement thereof.

Any party desiring to terminate this Agreement pursuant to this Section 7.01 shall give notice to the other party in accordance with Section 8.05.

          SECTION 7.02  Effect of Termination .  Except as provid-ed in Sections
                        ---------------------
5.05 and 8.02, in the event of the termina-tion of this Agreement and the abandonment of the Merger pursuant to Sec-tion 7.01, this Agree-ment shall there-after become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01  Nonsurvival of Representations and Warranties .  None of
                        ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time, provided that this
                                                              --------
Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

          SECTION 8.02  Expenses, Etc.   (a)  In the event that the transactions
                        --------------
contemplated by this Agreement are not consum-mated, neither the Company, on the one hand, nor Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negoti-ation, preparation and execution of this Agreement, includ-ing the fees and expenses of counsel, accountants, investment bankers and other experts; provided, however,
                                                              --------  -------
that if this Agree-ment shall have been terminated as a result of the willful and material misrepresentations by a party or the willful and materi-al breach by a party of any of its covenants and agreements contained herein, such party shall pay the costs and expenses incurred by the other parties in connection with this Agreement.

          (b) In the event that the transactions contem-plated by this Agreement are consummated, the Company shall pay all of the fees and expenses of Acquisition incident to the negotia-tion, prepara-tion and execution of this Agreement, including the fees and expenses of counsel, accountants, invest-ment bankers and other advisors.

          SECTION 8.03  Publicity.   The Company and Acquisition agree that they
                        ---------
will not issue any press release or make any other public an-nounce-ment concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, except that the Company may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with the other prior to making such disclosure).

          SECTION  8.04  Execution in Counterparts.   For the convenience of the
                         -------------------------
parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 8.05  Notices.   All notices that are required or may be given
                        -------
pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage pre-paid, as follows:

          If  to  Acquisition  to:
               c/o  Welsh,  Carson,  Anderson  &  Stowe
               320  Park  Avenue
               Suite  2500
               New  York,  New  York  10022-6815
               Telecopy:  (212)  893-9575

               Attention:  Patrick  J.  Welsh

          with  a  copy  to:

               Reboul,  MacMurray,  Hewitt,  Maynard  &  Kristol
               45  Rockefeller  Plaza
               New  York,  New  York  10111
               Telecopy:  (212)  841-5725

               Attention:  Robert  A.  Schwed,  Esq.

          If  to  the  Company,  to:

               Policy  Management  Systems  Corporation
               One  PMSC  Center
               Blythewood,  South  Carolina  29016
               Telecopy:  (803)  333-5560

               Attention:  Chief  Executive  Officer

          with  a  copy  to:

               Dewey  Ballantine  LLP
               1301  Avenue  of  the  Americas
               New  York,  New  York  10019-6092
               Telecopy:  (212)  259-6333

               Attention:  Morton  A.  Pierce,  Esq.
                         Richard  D.  Pritz,  Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

          SECTION  8.06  Waivers.   The  Company,  on  the  one  hand,  and
                         -------
Acquisition, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representa-tions or warranties of the other contained in this Agree-ment or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obliga-tions of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agree-ment, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representa-tions, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          SECTION  8.07  Entire  Agreement.   This  Agreement,  its Exhibits and
                         -----------------
Schedules and the other documents executed at the Effec-tive Time in connection herewith consti-tute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understand-ings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warran-ty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or state-ment of intention not embodied herein or therein.

          SECTION  8.08  Applicable  Law.   This  Agreement shall be governed by
                         ---------------
and construed in accordance with the laws of the State of South Carolina, without regard to principles of conflict of laws.

          SECTION  8.09  Binding  Effect, Benefits.   Except as otherwise stated
                         -------------------------
herein, this Agree-ment shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as otherwise stated herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obliga-tions or liabilities under or by reason of this Agreement; provided, however, that the
                                                     --------  -------
provisions of Section 5.07 hereof shall accrue to the benefit of, and shall be en-forceable by, each of the current and former directors and officers of the Company.

          SECTION  8.10  Assignability.   Neither  this Agreement nor any of the
                         -------------
parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

          SECTION  8.11  Amendments  .  This Agreement may be varied, amended or
                         ----------
supplemented at any time before or after the approval and adoption of this Agreement by the stock-holders of the Company by action of the respective boards of directors of the Company and Acquisition, without action by the stockholders thereof; provided that, after approval and adoption of this Agreement by the
          --------
Company's stock-holders, no such vari-ance, amendment or supplement shall, without consent of such stockhold-ers, reduce the amount or alter the form of the consid-eration that the holders of the capital stock of the Company shall be entitled to receive upon the Effective Time pursuant to Article II hereof. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supple-mented by an instrument in writing, signed by the parties hereto.

          SECTION  8.12  Interpretation  .  As  used  herein,  "best efforts" or
                         --------------
similar formulations shall mean "all commercially reasonable efforts." References to the "knowledge" of the Company, or similar formulations, shall mean to the actual knowledge of the executive officers of the Company. As used herein, "including" or similar formulations shall mean "including without limitation."

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.


                              POLICY  MANAGEMENT  SYSTEMS
                                 CORPORATION



                         By    G.  Larry  Wilson
                           ---------------------
                              Name:  G.  Larry  Wilson
                              Title:  CEO,  President

                              POLITIC  ACQUISITION  CORP.



                         By     Thomas  E.McInerney
                           ------------------------
                              Name:  Thomas  E.  McInerney
                              Title:  President

                             INDEX TO DEFINED TERMS

                 THIS INDEX IS INCLUDED FOR CONVENIENCE ONLY AND
                  DOES NOT CONSTI-TUTE A PART OF THE AGREEMENT



                Term                  (SEC)  Reference
------------------------------------  --------------------
"1999 Financials"                     3.07
"Acquisition"                         Recitals
"Acquisition Common Stock"            2.01(a)
"Alternative Transaction"             5.05(a)
"Audited Balance Sheet"               3.07
"Cash Election Price"                 2.01(c)(ii)
"Cash Proration Factor"               2.03(c)(ii)(1)
"Certifi-cates"                       2.04(b)
"Closing"                             1.03
"Closing Date"                        1.03
"Code"                                2.04(i)
"Commitment Letters"                  4.08(a)
"Company"                             Recitals
"Company Common Stock"                2.01
"Company SEC Filings"                 3.06
"Company Stock Rights"                3.05
"Company Stock Plans"                 3.05
"Constituent Corporations"            Recitals
"Dissenting Shares"                   2.01(d)
"DLJ"                                 4.08(a)
"DLJ Commitment Letter"               4.08(a)
"Effective Time"                      1.04
"Electing Shares"                     2.01(c)(i)
"Election Date"                       2.02(c)
"Environmental Event"                 3.18
"ERISA"                               3.17(a)
"Excess Shares"                       2.04(e)(ii)
"Exchange Act"                        3.06
"Exchange Agent"                      2.02(b)
"Exchange Fund"                       2.04(a)
"Excluded Shares"                     2.01(b)
"Financing"                           4.08(a)
"Form of Election"                    2.02(c)
"Governmental Entity"                 3.09
"HSR Act"                             3.09


"Indemnified Parties"                 5.07(a)
"Insurance Policies"                  3.22
"Intangible Rights"                   3.13(a)
"Licensed Software"                   3.13(c)
"Liens"                               3.02(b)
"Material Adverse Effect"             3.01
"Maximum Retention Number"            2.03(a)
"Merger"                              Recitals
"Merger Consideration"                2.01(c)
"Minimum Retention Number"            2.03(a)
"Non-Cash Proration Factor"           2.03(b)(i)
"Owned Software"                      3.13(b)
"Payment Event"                       5.05(c)
"Plan"                                3.17(a)
"Proxy Statement"                     3.09
"Registration Statement"              3.09
"Retained Share"                      2.01(c)(i)
"Retention Election"                  2.02(a)
"SCBCA"                               Recitals
"SEC"                                 3.06
"Securities Act"                      3.06
"South Carolina Code"                 1.02
"Special Stock"                       3.05
"Stockholders Meeting"                5.02(a)
"Subsidiary"                          3.02(c)
"Surviving Corporation"               Recitals
"Surviving Corporation Common Stock"  2.01(a)
"Tax Return"                          3.16(f)
"Third Party"                         5.05(a)
"Tax"                                 3.16(e)
"Violation"                           3.10(b)
"WCAS Commitment Letters"             4.08(a)